Exhibit 99.1




                            NATURAL PHARMATECH, INC.
                                AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

                            NATURAL PHARMATECH, INC.
                                AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm                       1

Consolidated Balance Sheet as of December 31, 2004                            2

Consolidated Statements of Operations for the years ended
December 31, 2004 and 2003                                                    3

Consolidated Statements of Stockholders' Equity for the years
ended December 31, 2004 and 2003                                              4

Consolidated Statements of Cash Flows for the years ended
December 31, 2004 and 2003                                                    5

Notes to the Consolidated Financial Statements                          6 to 15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Natural Pharmatech Inc.


We have audited the accompanying consolidated balance sheet of Natural Pharmatech Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Natural Pharmatech Inc. and Subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003 in conformity with United States generally accepted accounting principles.


                                              /s/ Moore Stephens, P.C.
                                              --------------------------------
                                              Moore Stephens, P.C.
                                              Certified Public Accountants

New York, New York
February 4, 2005

                             Natural Pharmatech Inc.
                           Consolidated Balance Sheet
                               December 31, 2004

                                     ASSETS
CURRENT ASSETS
  Cash                                                                $  192,924
  Accounts receivable                                                    644,219
  Related party receivable                                                77,066
  Inventories                                                          1,038,783
  Other current assets                                                   571,770
  Prepaid expenses                                                        58,401
                                                                      ----------
      Total Current Assets                                             2,583,163
                                                                      ----------

PROPERTY, PLANT & EQUIPMENT, net                                       6,395,485

LAND LEASE, net                                                          452,726

INTANGIBLE ASSETS                                                        137,645
                                                                      ----------
                                                                       6,985,856
                                                                      ----------

      Total Assets                                                    $9,569,019
                                                                      ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Short term borrowings                                               $1,328,800
  Accounts payable and accrued expenses                                  513,907
  Related party payable                                                  305,427
  Advance from customers                                                 111,629
  Other payables and accruals                                            658,239
  Taxes payable                                                           60,359
  Other current liabiltities                                              56,238
                                                                      ----------
      Total Current Liabilities                                        3,034,599
                                                                      ----------

MINORITY INTEREST                                                        729,280


STOCKHOLDERS' EQUITY
  Common stock par value $ 0.01  per share;
   43,850,000 shares authorized, issued and outstanding                  438,500
  Additional paid-in capital                                           5,056,557
  Appropriated retained earnings                                              --
  Unappropriated retained earnings                                       310,085
                                                                      ----------
      Total Stockholders' Equity                                       5,805,142
                                                                      ----------

      Total Liabilities and Stockholders' Equity                      $9,569,019
                                                                      ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                             Natural Pharmatech Inc.
                      Consolidated Statements of Operations
                        For the Years Ended December 31,

                                                 2004                   2003
                                             ------------          ------------

SALES                                        $  1,555,670          $  1,720,912
COST OF SALES                                     533,770               217,238
                                             ------------          ------------
GROSS PROFIT                                    1,021,900             1,503,674
                                             ------------          ------------
OPERATING EXPENSES
  Advertising                                      17,802                95,738
  Research and development                        507,578               426,379
  Selling expenses                                 40,832                72,446
  General and administrative expenses             886,528               804,923
                                             ------------          ------------
                                                1,452,740             1,399,486
                                             ------------          ------------
INCOME (LOSS) FROM OPERATIONS                    (430,840)              104,188
                                             ------------          ------------
OTHER INCOME (EXPENSES)
  Miscellaneous income                            892,845               313,020
  Interest expense                               (129,609)             (111,595)
                                             ------------          ------------
                                                  763,236               201,425
                                             ------------          ------------
INCOME BEFORE TAXES AND MINORITY INTERST          332,396               305,613
                                             ------------          ------------
PROVISION FOR TAXES
  Current                                          17,776                89,223
  Deferred                                             --                 6,257
                                             ------------          ------------
                                                   17,776                95,480
                                             ------------          ------------
INCOME BEFORE MINORITY INTEREST                   314,620               210,133
MINORITY INTEREST                                  (4,535)               88,646
                                             ------------          ------------
NET INCOME                                   $    310,085          $    298,779
                                             ============          ============
EARNINGS PER COMMON SHARE:
  Basic and Diluted                                  0.01                  0.01
                                             ============          ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING     43,850,000            43,800,000
                                             ============          ============

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                             Natural Pharmatech Inc.
                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 2004 and 2003

                                             Common Stock
                                         ----------------------          Paid-in      Comprehensive
                                         Shares          Amount          Capital          Income
                                         ------          ------          -------          ------
Balance at December 31, 2002           43,800,000       5,291,040        (363,753)        272,152

Exchange of common stock              (43,800,000))    (5,291,040)

Issuance of common stock               43,850,000         438,500       5,056,557

Equipment contributed by
stockholder                                                               100,963

Net income                                                                                298,779

Earnings appropriated in
accordance with Chinese law                                                   --
                                                                                       ----------
                                                                                       $  298,779
                                      -----------     -----------     -----------      ==========
Balance at December 31, 2003           43,850,000     $   438,500     $ 4,793,767
                                      -----------     -----------     -----------

Reimbursed dividend paid in 2002
through additional paid-in capital                                        262,790

Net income                                                                                310,085

Earnings appropriated in
accordance with Chinese law
                                                                                       ----------
                                                                                       $  310,085
                                      -----------     -----------     -----------      ==========
Balance at December 31, 2004           43,850,000     $   438,500     $ 5,056,557
                                      ===========     ===========     ===========

                                      Appropriated     Unappropriated
                                        Retained         Retained        Stockholders'
                                        Earnings         Earnings           Equity
                                        --------         --------           ------
Balance at December 31, 2002            167,528                --          5,094,814

Exchange of common stock                                                  (5,291,040)

Issuance of common stock                                                   5,495,057

Equipment contributed by
stockholder                                                                  100,963

Net income                                                298,779            298,779

Earnings appropriated in
accordance with Chinese law             225,338          (225,338)                --


                                      ---------         ---------        -----------
Balance at December 31, 2003          $ 392,866         $  73,441        $ 5,698,573
                                      ---------         ---------        -----------

Reimbursed dividend paid in 2002
through additional paid-in capital                       (262,790)                --

Net income                                                                   310,085

Earnings appropriated in
accordance with Chinese law            (392,866)          189,349           (203,517)


                                      ---------         ---------        -----------
Balance at December 31, 2004          $      --         $      --        $ 5,805,142
                                      =========         =========        ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                             Natural Pharmatech Inc.
                            Statements of Cash Flows
                        For the Years Ended December 31,

                                                                         2004                  2003
                                                                     -----------           -----------
CASH FLOW FROM OPERATING ACTIVITIES
  Net income                                                         $   310,085           $   298,779
  Adjustments to reconcile net income to net cash
   used by operating activities:
     Minority interest                                                     4,535               (88,646)
     Depreciation                                                        394,607               305,897
     Amortization of land lease and intangible assets                     22,027                 8,558
     Grant of fixed assets                                              (567,187)                   --
     Grant of land lease                                                 (60,139)                   --
     Changes in operating assets and liabilities
       Decrease (Increase) in operating assets:
         Accounts receivable                                            (154,496)             (487,624)
         Related party receivable                                        151,130              (206,451)
         Inventories                                                    (463,091)             (556,592)
         Other receivables                                               860,063              (661,249)
         Prepaid expenses                                                 12,116               (36,607)
       Increase (Decrease) in operating liabilites:
         Accounts payable and accrued expenses                           341,002               170,162
         Related party advance                                           280,852                24,574
         Advance from customers                                           27,420                84,209
         Other payables and accruals                                      50,286               229,158
         Income taxes payable                                            (48,405)               44,598
         Other liabilities                                                 8,177                46,193
                                                                     -----------           -----------
           Net Cash Provided/(Used) by Operating Activities            1,168,982              (825,041)
                                                                     -----------           -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                              (964,973)             (459,420)
  Purchase of intangible assets                                               --              (150,154)
  Construction in progress                                                    --               (99,816)
                                                                     -----------           -----------
           Net Cash Used by Investing Activities                        (964,973)             (709,390)
                                                                     -----------           -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in short term borrowings                                   (465,080)              181,200
  Contributions from minority interest                                   297,671               122,008
  Sales of common stock                                                      500                    --
                                                                     -----------           -----------
           Net Cash Provided/(Used) by Financing Activities             (166,909)              303,208
                                                                     -----------           -----------

NET INCREASE (DECREASE) IN CASH                                           37,100            (1,231,223)
CASH, beginning of year                                                  169,548             1,400,771
                                                                     -----------           -----------
CASH, end of year                                                    $   206,648           $   169,548
                                                                     ===========           ===========

SUPPLEMENTAL DISCLOSURES
  Interest paid                                                      $   129,609           $   112,757
  Income taxes paid                                                  $        --           $        --

NONCASH INVESTING AND FINANCING TRANSACTIONS
  During the year ended December 31, 2003, the Company received a contribution of fixed assets of $ 100,963.

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  THE COMPANY

    Natural Pharmatech, Inc. ("Natural" or the "Company") was incorporated on February 2, 2004 in the British Virgin Islands, to hold 100% of the outstanding common stock of Jilin Tian Yao Science and Technology Limited Company ("JTY"), which is located in Changchun, China. Natural merged with JTY on June 15, 2004 by issuing 43,800,000 of its common shares for all of the outstanding common shares of JTY. Under generally accepted accounting principles, the acquisition is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by JTY for the net monetary assets of Natural, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements of the "legal acquiror", Natural, are those of the "accounting acquiror", JTY.


    JTY was organized as a Chinese limited liability company on February 7, 2001 in China. JTY and its subsidiaries are principally engaged in research and development of modern Chinese medicine and bio-pharmacy, the sale of this technology, and the manufacture and sale of Chinese medicine and vitamins throughout China.

    In October 2002, JTY reached an agreement with Ms. Xie Xiao, General Manager of Hainan Gong and Detoxification and Rehabilitation Centre ("HGAR"), to jointly invest in the establishment of Hainan Gong and Health-care Products Co., Ltd. ("HGA"). The registered capital of Gong An is $120,800 (RMB1,000,000), in which JTY has an 80% interest.

    In May 2004, JTY and HGAR agreed to cancel the investment agreement, effective as of December 31, 2003, by transferring the investment to Mr. Zhang Ping for approximately $71,660, which represents the original investment of $96,640 less the losses of $24,980 allocated to JTY in 2002 and 2003. JTY therefore recognized no gain or loss on the transfer. The actual payment to be received from Mr. Zhang is approximately $24,550, and it is due by June 30, 2005. The balance of approximately $47,110 represents a liability of JTY to HGAR, which will be offset against the transfer price of $71,660.

    In November 2002, JTY invested approximately $217,500 to acquire 51% ownership of HGAR, an approved medical organization of detoxification and rehabilitation in Hainan, in order to jointly develop detoxification and rehabilitation services.

    In March 2004 JTY and HGAR agreed to cancel the investment agreement, effective as of January 1, 2004, by having HGAR pay JTY $149,900, which represents the original investment of $217,500 less the losses of $ 67,600 allocated to JTY in 2002 and 2003. As the payment is equal to the investment, there is no gain or loss on disposal. The payment is to be received in two installments of approximately $72,500 in 2004 and $77,400 in 2005.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A.   PRINCIPLES OF CONSOLIDATION
          The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and include the accounts of Natural and its majority owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation. Operations for all periods are primarily those of JTY (see Note 1).

     B.   USE OF ESTIMATES
          In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

     C.   CASH AND CASH EQUIVALENTS
          The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2004 the Company did not have any cash equivalents.

     D.   INVENTORY
          Inventories are stated at the lower of cost or market. Substantially all inventory costs are determined using the first-in, first-out
          (FIFO) method. Inventory costs do not exceed net realizable value.

     E.   PROPERTY AND EQUIPMENT, NET
          Property and equipment is stated at cost. Depreciation and amortization is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

     F.   INCOME TAXES
          The Company accounts for income taxes under Statement of Financial Accounting Standards (`SFAS") No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     G.   REVENUE RECOGNITION
          Contract   revenues   earned  from  the  transfer  of  technology  are
          recognized in accordance with contract terms. Such revenues are approximately $476,000 and $1,313,000 in 2004 and 2003, respectively.

          Revenue derived from experiments, research and related ancillary services is recognized when the customer accepts the service. Such revenues are approximately $137,000 and $178,000 in 2004 and 2003, respectively

          Revenue from goods sold is recognized when title has passed to the purchaser, which generally is at the time of delivery. The revenues earned are approximately $942,000 and $229,000 in 2004 and 2003, respectively.

          Government grants are recognized as other income upon receipt. These revenues are approximately $892,000 and $255,000 in 2004 and 2003, respectively.

     H.   IMPAIRMENT
          In accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

     I.   FOREIGN CURRENCY TRANSLATION
          The Company's functional currency is the Chinese Yuan (RMB) and its reporting currency is the US dollar. The Company's balance sheet accounts are translated into US dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in stockholders' equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation gains and losses were immaterial for the years ended December 31, 2004 and 2003.

          The Chinese government imposes significant exchange restrictions on fund transfers out of China that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

     K.   ACCUMULATED OTHER COMPREHENSIVE INCOME
          Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments. These transactions are deemed immaterial for the years presented

     L.   FAIR VALUE OF FINANCIAL INSTRUMENTS
          SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

          For certain financial instruments, including cash, accounts, related party and other receivables, accounts payable, other payables and accrued expenses and short term debt, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

     M.   ADVERTISING COSTS
          Advertising costs are charged to operations when incurred. Advertising costs for each of the years ended December 31, 2004 and 2003 are approximately $17,800 and $95,700, respectively.

     N.   EARNINGS PER SHARE
          Basic earnings per share is computed by dividing the earnings for the year by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for a period, if dilutive.

          At December 31, 2004 and 2003, there were no common stock equivalents.

     O.   ALLOWANCE FOR DOUBTFUL ACCOUNTS
          The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2004, the allowance for doubtful accounts was $0.

     P.   APPROPRIATED RETAINED EARNINGS
          In accordance with Chinese regulations, the Company must appropriate fifteen percent of its annual profits as computed under Chinese generally accepted accounting principles.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


3.  INVENTORY

    Inventory is comprised of the following:

                                           December 31,
                                              2004
                                           ----------
    Raw materials                          $  313,100
    Work in progress                          322,500
    Finished goods                            327,300
    Other                                      75,900
                                           ----------
                                           $1,038,800
                                           ==========

4.  OTHER CURRENT ASSETS

    The account is comprised of the following: a) approximately $295,000 advanced to vendors for purchasing equipment, to an agency for marketing new products and to a contractor for construction; b) approximately $138,000 advanced to employees and unrelated parties and c) approximately $138,800 as a refund of investment on HGA and HGAR.

5.  PROPERTY AND EQUIPMENT, NET

    Property and equipment is comprised of the following:

                                                 Estimated
                                                Useful Life
                                                  In Years     December 31, 2004
                                                  --------     -----------------

    Buildings and improvements                     20-40           $2,457,000
    Building pledged as security to creditor       20-40            2,189,000
    Machinery and equipment                         5-10            2,677,000
    Vehicles                                          10              136,000
    Office equipment and other                      5-10              214,000
                                                                   ----------
    Total at cost                                                   7,673,000
    Accumulated depreciation and amortization                       1,278,000
                                                                   ----------
                                                                   $6,395,000
                                                                   ==========

    Depreciation and amortization expense for each of the years ended December 31, 2004 and 2003 was approximately $392,000 and $281,800, respectively. The depreciation and amortization expenses are included in research and development and general and administrative expenses of approximately $326,000 and $66,000, respectively, for 2004. For 2003, the expenses are approximately $120,800 and $161,000, respectively.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


6.  INTANGIBLE ASSETS

    The Company's intangible assets of approximately $154,000 consist primarily of purchased technology of $127,000 and a self-developed patent of $27,000 to produce vitamins and medicine. Neither asset has any significant residual value. Both assets have an estimated useful life of twenty years but the legal rights are limited to ten years by the Chinese government. Amortization expense was approximately $13,400 and $2,600 for 2004 and 2003, respectively.

    At December 31, 2004 the accumulated amortization was approximately $14,850 and $3,150 for the purchased technology and patent, respectively. Amortization for each of the next five years is estimated to be $15,400 each year.

7.  INVESTMENT IN LAND LEASE

    As of December 31, 2004 the Company has a parcel of land leased from the Chinese government. The term of the lease is fifty years. The consideration under the agreement amounts to approximately $488,000. The Company classifies the leases as operating and therefore amortizes the cost using the straight-line method over the life of the lease. Rent expense is approximately $8,600 for the years ended December 31, 2004 and 2003, respectively. Accumulated amortization at December 31, 2004 was approximately $35,300. The estimated amount of amortization expense for each of the five succeeding fiscal years is $9,800 annually.

8.  MISCELLANEOUS INCOME

    In 2003, JTY contracted to receive, without consideration, assets of approximately $658,000 from Jilin Tong Yu County Assets Administrative Office ("Tong Yu"), a state entity. These assets were to be part of JTY's contribution, in return for 95% of the capital, to a subsidiary, Jilin Yi Cao Tang Pharmacy Co. Ltd., which was established in 2003. The contract gives Tong Yu the right to reclaim the assets if JTY does not receive certain government certifications. In August 4, 2004, JTY received the government certifications and recognized the grant as miscellaneous income of approximately $658,000 in the statement of operations for the year ended December 31, 2004. JTY also received approximately $234,000 of government grants in cash in 2004.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


9.  INCOME TAXES

    The deferred tax liability as of December 31, 2004 is immaterial and is included with other liabilities.

    Pursuant to the relevant laws and regulations in the Peoples' Republic of China ("PRC"), JTY is recognized as a New and High Technology Enterprise and is entitled to a reduced income tax rate of 15% in 2003. JTY qualified as a joint venture in 2004, which entitled it to an exemption from PRC income tax for two years beginning with its first profitable year. The same exemption applies to its subsidiary, Jilin BCT Pharmacy Company, Ltd.

    A reconciliation between taxes computed at the statutory rate of 15% and the Company's effective tax rate is as follows:

                                                            December 31,
                                                    ---------------------------
                                                      2004               2003
                                                    --------           --------
    Income tax on pretax income
     at statutory rate                              $ 49,900           $ 45,800
    Effect of 2004 income tax exemption              (32,124)                 0
    Effect of subsidiary losses not
      consolidated for income tax purposes                 0             49,680
                                                    --------           --------

    Income tax at effective rate                    $ 17,776           $ 95,480
                                                    --------           --------

    The Company is also subject to value added tax (VAT), business tax and surtax.

10. CONCENTRATIONS AND CREDIT RISK

    The Company operates principally in China and grants credit to its customers in this geographic region. Although China is considered economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

    At December 31, 2004 the Company has a credit risk exposure of uninsured cash in banks of approximately $193,000. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

    For the year ended December 31, 2004, two customers accounted for approximately $513,000 (31%) of total sales as follows: Customer A at $338,000 (20%) and Customer B at $175,000 (11%). For the year ended December 31, 2003, one customer accounted for approximately $1,255,700 (74%) of total sales.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


11. DEBT

    The Company has one short-term loan payable from a financial institution totaling approximately $1.3 million at December 31, 2004. The loan carries an annual interest rate of approximately 7% and matures on December 5, 2005.

    One of the Company's buildings collateralizes one of the loans. Interest expense was approximately $129,000 and $112,000 for the years ended December 31, 2004 and 2003, respectively.

12. RETIREMENT BENEFITS

    The Company is required by statutory Chinese employment laws to fund certain government sponsored retirement plans. The expense incurred by the Company for the years ended December 31, 2004 and 2003 is immaterial.

13. RELATED PARTY TRANSACTIONS

    As of December 31, 2004, the Company has the following amounts due from and to related parties:

          Advances due from related parties
    BCT Global Development Limited                                      $ 18,000
    Stockholders:
    Wang Ben Ji                                       $ 36,000
    Qu Dong Ming                                        23,000            59,000
               Total                                                    $ 77,000

          Advances due to related parties
    Dong Yuan Investment (HK) Limited                                   $148,000
    Stockholders:
    Fang De Wen                                       $ 81,000
    Xie Lian Zhen                                       77,000          $158,000
               Total                                                     306,000

    These balances have no stated terms for repayment and are not interest bearing.

    The Company has approximately $0 and $115,700 of sales made to BCT Global Development Limited (a shareholder of BCT) in 2004 and 2003, respectively.

                             NATURAL PHARMATECH, INC
                                AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


14. NEW ACCOUNTING PRONOUNCEMENTS

    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "Share-Based Payment, an Amendment of SFAS No. 123" SFAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. SFAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

    In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

15. SUBSEQUENT EVENT (UNAUDITED)

    On February 9, 2005, the Company entered into a share exchange agreement with Global Pharmatech, Inc. For accounting purposes, the combination is a reverse acquisition recapitalization, with the Company as the acquiror. Pro forma information is not presented as the transaction is not considered a business combination. The combined entity will be presented in the March 2005 financials.